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                                                                    EXHIBIT 3.13


                            CERTIFICATE OF FORMATION

                                       OF

                            WIREKRAFT INDUSTRIES, LLC


         1. The name of the limited liability company is Wirekraft Industries, LLC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Wirekraft Industries, LLC this 16th day of September, 2003.



                                                 WIREKRAFT INDUSTRIES, INC.
                                                 Its Sole Member


                                                 /s/ DANIEL J. WEBER
                                                 -------------------------------
                                                 Daniel J. Weber
                                                 Assistant Secretary